Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 22, 2012, included in this joint proxy statement/prospectus that is made a part of Amendment No. 2 to the Registration Statement (Form S-4) of Eaton Corporation Limited (formerly known as Abeiron Limited) for the registration of its ordinary shares.

/s/ Ernst & Young LLP

Cleveland, Ohio

August 17, 2012